STOCK OPTION AGREEMENT
                             ----------------------

                  FOR INCENTIVE STOCK OPTIONS UNDER SECTION 422
                          OF THE INTERNAL REVENUE CODE
                                 PURSUANT TO THE
                          OSAGE FEDERAL FINANCIAL, INC.
                             2004 STOCK OPTION PLAN
                             ----------------------

                           FOR OFFICERS AND EMPLOYEES

         STOCK OPTIONS for a total of _______ shares of Common Stock of Osage Federal Financial, Inc. (the "Company"), which Option is intended to qualify as an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, is hereby granted to ______________, (the "Optionee"), at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2004 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged.

         1. Option Price. The Option price is $12.10 for each Share,  being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (November 17, 2004).

         2. Exercises of Option.  This Option shall be exercisable in accordance
            -------------------
with provisions of the Plan, provided the holder of such Option is an employee, director or director emeritus of the Company as of such date, as follows:

                  (a)      Schedule of Rights to Exercise.

                                                                Percentage of
                                                                Total Shares
                                                                Awarded Which
                                                              Are Exercisable/
                                Date            Options        Non-forfeitable
                                ----            -------        ---------------

Upon grant..................................       0                  0%
As of November 17, 2005.....................      ____               20%
As of November 17, 2006.....................      ____               40%
As of November 17, 2007.....................      ____               60%
As of November 17, 2008.....................      ____               80%
As of November 17, 2009.....................      ____              100%

A. Such Options awarded to the Optionee are intended to satisfy the requirements of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

B. Options awarded to the Optionee shall continue to vest annually during such period that he serves as an employee, director or director emeritus of Osage Federal Bank (the "Bank") or the Company.

C. Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the Date of Grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company. Upon such occurrences, all such Options shall be immediately 100% vested and exercisable.

D. Upon termination of service for any reason, other than Disability or death, such Options shall cease to be exercisable three months from the date of termination of employment.

E. Upon Disability, all Options shall be deemed immediately exercisable for a period not to exceed one year from such date of Disability.

F. Upon death, all Options shall be immediately exercisable by the estate for two years from the date of death, not to exceed initial option term.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.


                                                   Osage Federal Financial, Inc.



Date of Grant:      November 17, 2004              By:
                -------------------------              -------------------------


Attest:



-----------------------------

[SEAL]


OPTIONEE ACKNOWLEDGEMENT


--------------------------------------------------------------------------------
OPTIONEE                                                     DATE

                      INCENTIVE STOCK OPTION EXERCISE FORM
                      ------------------------------------

                                 PURSUANT TO THE
                          OSAGE FEDERAL FINANCIAL, INC.
                             2004 STOCK OPTION PLAN


                                                        ------------------------
                                                                (Date)

Osage Federal Financial, Inc.
239 East Main Street
Pawhuska, Oklahoma 74056

Dear Sir:

         The undersigned elects to exercise the Incentive Stock Option to purchase _______ shares of Common Stock of Osage Federal Financial, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $_______________  of cash or check
                               _______________  of Common Stock
                              $                 Total
                               ===============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name     __________________________________________

         Address  __________________________________________

         Social Security Number ____________________________


                                                       Very truly yours,



                                                       _________________________

                             STOCK OPTION AGREEMENT
                             ----------------------

                         FOR NON-INCENTIVE STOCK OPTIONS
                                 PURSUANT TO THE
                          OSAGE FEDERAL FINANCIAL, INC.
                             2004 STOCK OPTION PLAN
                             ----------------------

                             NON-EMPLOYEE DIRECTORS



         STOCK OPTIONS for a total of ________ shares of Common Stock of Osage Federal Financial, Inc. (the "Company") is hereby granted to ___________________ (the "Optionee") at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of the 2004 Stock Option Plan (the "Plan") adopted by the Company which is incorporated by reference herein, receipt of which is hereby acknowledged. Such Stock Options do not comply with Options granted under Section 422 of the Internal Revenue Code of 1986, as amended.

         1. Option Price. The Option price is $12.10 for each Share,  being 100%
            ------------
of the fair market value, as determined by the Committee, of the Common Stock on the date of grant of this Option (November 17, 2004).

         2. Exercise of Option.  This Option shall be  exercisable in accordance
            ------------------
with provisions of the Plan as follows:

                  (a)      Schedule of Rights to Exercise.


                                                      Percentage of Total Shares
                                                          Awarded Which Are
                      Date                Options          Non-forfeitable
                      ----                -------          ---------------

Upon grant.........................          0                       0%
As of November 17, 2005............        ____                     20%
As of November 17, 2006............        ____                     40%
As of November 17, 2007............        ____                     60%
As of November 17, 2008............        ____                     80%
As of November 17, 2009............        ____                    100%

A. Notwithstanding anything herein to the contrary, in no event shall any Options granted herein be exercisable for a period of six months from the Date of Grant, except in the event of the death or Disability of the Optionee or a Change in Control of the Company. Upon such occurrences, all such Options shall be immediately 100% vested and exercisable.

B. Upon death, all Options shall be immediately exercisable by the estate for the remaining term of such Options.

C. All Options shall be exercisable for a period of ten years from the Date of Grant without regard to continued service of the Optionee as a director or director emeritus.

                  (b) Method of Exercise. This Option shall be exercisable by a written notice which shall:

                             (i) State the election to exercise the Option, the number of Shares with respect to which it is being exercised, the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered, his address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

                            (ii) Contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be satisfactory to the Company's counsel;

                           (iii) Be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

                            (iv) Be in writing and delivered in person or by certified mail to the Treasurer of the Company.

         Payment of the purchase price of any Shares with respect to which the Option is being exercised shall be by shares of Company Common Stock, certified or bank cashier's or teller's check. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

                  (c) Restrictions on Exercise. This Option may not be exercised
                      ------------------------
if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the Optionee's exercise of this Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         3. Non-transferability of Option. This Option may not be transferred in
            -----------------------------
any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         4. Term of Option.  This Option may not be exercised more than ten (10)
            --------------
years from the date of grant of this Option, as set forth below, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         5. Related  Matters.  Notwithstanding  anything herein to the contrary,
            ----------------
additional conditions or restrictions related to such Options may be contained in the Plan or the resolutions of the Plan Committee authorizing such grant of Options.

                                                Osage Federal Financial, Inc.




Date of Grant:      November 17, 2004           By:
                  ---------------------             ----------------------------


Attest:



-------------------------

[SEAL]





OPTIONEE ACKNOWLEDGEMENT


--------------------------------------------------------------------------------
OPTIONEE                                                     DATE

                    NON-INCENTIVE STOCK OPTION EXERCISE FORM
                    ----------------------------------------

                                 PURSUANT TO THE
                          OSAGE FEDERAL FINANCIAL, INC.
                             2004 STOCK OPTION PLAN

                                                        ------------------------
                                                               (Date)

Osage Federal Financial, Inc.
239 East Main Street
Pawhuska, Oklahoma 74056


Dear Sir:

         The undersigned elects to exercise the Non-Incentive Stock Option to purchase ___________ shares of Common Stock of Osage Federal Financial, Inc. under and pursuant to a Stock Option Agreement dated ________________.

         Delivered herewith is a certified or bank cashier's or teller's check and/or shares of Common Stock, valued at the fair market value of the stock on the date of exercise, as set forth below.


                              $_______________  of cash or check
                               _______________  of Common Stock
                              $                 Total
                               ===============

         The name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

         Name     __________________________________________

         Address  __________________________________________

         Social Security Number ____________________________


                                                       Very truly yours,



                                                       _________________________